                                                                   EXHIBIT 10.47

                       CALIFORNIA BEACH RESTAURANTS, INC.
                  OMNIBUS STOCK PLAN, AS AMENDED JUNE 20, 1997


1. Purpose. The purpose of California Beach Restaurants, Inc.'s Omnibus Stock Plan (the "Plan") is to promote the long term financial interests and growth of California Beach Restaurants, Inc. (the "Company") by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other comparable corporations; and (d) furthering the identity of interests of participants with those of the shareholders of the Company.

2. Definitions. The following definitions are applicable to the Plan:

        "Affiliate" means any entity in which the Company has a direct or indirect equity interest which is so designated by the Committee.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" means a committee of two or more directors of the Company who are "Non-Employee Directors" as such term is used in Rule 16b-3 provided that if there are not at least two such directors, Committee means a committee of two or more directors of the Company and in such case any grants or awards hereunder to a participant subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall also be approved by the Board of Directors of the Company. To the extent that it is desired that compensation resulting from a particular award be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such award also shall be "outside directors" within the meaning of Code Section 162(m).

        "common stock" means the common stock, par value $.01, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

        The "fair market value" of the common stock shall be determined in accordance with procedures established by the Committee.

        "participant" means any key employee of, director of, or consultant to the Company or an Affiliate selected by the Committee.

        "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

        "Termination Date" means March 9, 2005, the date 10 years from when the Plan was adopted by the Board of Directors of the Company.

3. Limitation on Aggregate Shares. The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, 1,000,000 shares; provided, however, that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, or if the Company receives any shares of common stock as the exercise price of any award, such shares shall again be available under the Plan. Such 1,000,000 shares of common stock shall be authorized and unissued shares.

4. Awards. The Committee may grant to participants, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock and other awards.

                (a) Options.

                (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine. ISOs may only be granted to employee participants.

                (ii) The option price per share of common stock shall be fixed by the Committee at not less than (A) 100% of the fair market value of a share of common stock on the date of grant as to ISOs and (B) the par value of a share of common stock as to other options.

                (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

                (iv) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Corporate Secretary) and payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in common stock (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and common stock or (D) with any other consideration.

                (b) SARs.

                (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the holder.

                (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent the related option is exercised, the tandem SAR will be cancelled.

                (c) Restricted Stock.

                (i) The Committee may award to any participant shares of common stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

                (ii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of common stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

                (iii) Except as provided by the Committee at the time of grant or otherwise, upon termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

                (d) Other Awards.

        (i) Other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, may be granted under the Plan. Such awards may be payable in common stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen event such as changes in laws, regulations or accounting practices, unusual or non-recurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

                (ii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the common stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, common stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust to hold deferred amounts or any portions thereof for the benefit of participants.

                (e) Cash Payments. SARs and options which are not ISOs may, in the Committee's discretion, provide that in connection with exercises thereof the holders will receive cash payments in amounts necessary to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(e).

        5. Miscellaneous Provisions.

                (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants in the Plan, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate.

The Committee may, to the extent that any such action will not prevent awards to participants subject Section 16 of the Securities Exchange Act of 1934, as amended, from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

                (b) Non-Transferability. Subject to the provisions of paragraph 5(f), and except as otherwise provided by the Committee at the time of grant or thereafter no award under the Plan, and no interest therein, shall be transferable by the participant otherwise than by will or the laws of descent and distribution. Except as otherwise provided by the Committee, all awards shall be exercisable or received during the participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

                (c) Adjustments Upon Certain Changes. In the event of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock, or extraordinary cash dividend or any other similar event, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may provide in the agreement evidencing any award for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of, or spinoff or similar transaction by, the Company.



                (d) Tax Withholding. The Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld, tender back to the Company shares of common stock received pursuant to an award or deliver to the Company previously acquired shares of common stock having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

                (e) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

                (f) Beneficiary Designation. Subject to paragraph 5(b), participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all such benefit. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the participant's estate.

                (g) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

                (h) Amendment, Suspension and Termination of Plan. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made, without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed, and provided further that the Plan shall terminate no later than the Termination Date, and no awards may be granted thereafter to any participant. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify awards to participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, from the exemption provided by Rule 16b-3.

        The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.